CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Baby Fox International, Inc. and Subsidiary
Shanghai, China

Gentlemen:

             We consent to use our reports dated November 5, 2008 accompanying the financial statements of Baby Fox International Inc. and Subsidiary contained in the Form S-1 under the Securities Exchange Act of 1933.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey
February 6, 2009